UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  December 4, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware          1-2691                 13-1502798
(State of Incorporation)(Commission File Number) (IRS Employer
                                                Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on December 4, 2006 as Exhibit 99.1, which is included herein. This press release was issued to report November traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American  Airlines,Inc.



                                        /s/Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  December 6, 2006




                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release



                                        Exhibit 99.1

CONTACT:                                Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Monday, Dec. 4, 2006



         AMERICAN AIRLINES REPORTS NOVEMBER TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a November load factor of 79.7 percent - an increase of 2.1 points compared to the same period last year. Traffic decreased 1.1 percent year over year as capacity decreased 3.7 percent.
     Domestic traffic decreased 3.2 percent year over year on
4.8 percent less capacity. International traffic increased by 3.3 percent relative to last year on a capacity decrease of 1.5 percent.
     American boarded 7.7 million passengers in November.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.

            AMERICAN AIRLINES PASSENGER DIVISION
          COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                 EXCLUDES CHARTER SERVICES

                                       November
                                 2006           2005       CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                    10,706,622     10,828,588       -1.1 %
   D.O.T. DOMESTIC          7,149,581      7,385,368       -3.2
   INTERNATIONAL            3,557,041      3,443,220        3.3
   ATLANTIC                 1,392,813      1,413,418       -1.5
   LATIN AMERICA            1,723,847      1,595,468        8.0
   PACIFIC                    440,381        434,334        1.4

AVAILABLE SEAT MILES (000)
 SYSTEM                    13,430,336     13,944,493       -3.7 %
   D.O.T. DOMESTIC          8,748,536      9,190,017       -4.8
   INTERNATIONAL            4,681,800      4,754,476       -1.5
   ATLANTIC                 1,848,131      1,801,350        2.6
   LATIN AMERICA            2,270,803      2,342,198       -3.0
   PACIFIC                    562,866        610,928       -7.9

LOAD FACTOR
 SYSTEM                       79.7  %         77.6 %        2.1 Pts
   D.O.T. DOMESTIC            81.7            80.3          1.4
   INTERNATIONAL              75.9            72.4          3.5
   ATLANTIC                   75.3            78.4         -3.1
   LATIN AMERICA              75.9            68.1          7.8
   PACIFIC                    78.2            71.0          7.2

PASSENGERS BOARDED          7,694,131      7,849,036       -2.0 %

SYSTEM CARGO TON MILES(000)   192,828        189,302        1.9 %


            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES

                                     YEAR-TO-DATE NOVEMBER
                                 2006           2005       CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                   128,039,923    126,739,093        1.0 %
   D.O.T. DOMESTIC         83,611,180     84,325,820       -0.8
   INTERNATIONAL           44,428,743     42,413,273        4.8
   ATLANTIC                18,510,128     18,033,192        2.6
   LATIN AMERICA           20,029,141     19,462,135        2.9
   PACIFIC                  5,889,475      4,917,946       19.8

AVAILABLE SEAT MILES (000)
 SYSTEM                   159,595,583    161,378,814       -1.1 %
   D.O.T. DOMESTIC        102,146,460    105,648,791       -3.3
   INTERNATIONAL           57,449,123     55,730,023        3.1
   ATLANTIC                23,171,717     21,970,850        5.5
   LATIN AMERICA           26,689,458     27,403,662       -2.6
   PACIFIC                  7,587,949      6,355,511       19.4

LOAD FACTOR
 SYSTEM                        80.2 %        78.5  %        1.7 Pts
   D.O.T. DOMESTIC             81.8          79.8           2.0
   INTERNATIONAL               77.3          76.1           1.2
   ATLANTIC                    79.8          82.0          -2.2
   LATIN AMERICA               75.0          71.0           4.0
   PACIFIC                     77.6          77.3           0.3

PASSENGERS BOARDED         90,073,036     89,862,818        0.2 %

SYSTEM CARGO TON MILES(000) 2,033,178      2,023,342        0.5 %